UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020 (July 29, 2020)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Booz Allen Hamilton Holding Corporation (the “Company”) was held on July 29, 2020. The final voting results for each matter submitted to a vote of shareholders are set forth below.

Proposal 1:	Election of Directors

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ralph W. Shrader	118,183,250	1,042,423	39,496	8,997,069
Joan Lordi C. Amble	118,788,149	427,787	49,233	8,997,069
Michèle A. Flournoy	118,776,210	442,237	46,722	8,997,069

Proposal 2:	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021.

For	126,638,639
Against	1,566,833
Abstained	56,766

Proposal 3:	A non-binding advisory vote on the compensation for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement.

For	113,147,799
Against	5,167,949
Abstained	949,421
Broker Non-Votes	8,997,069

Proposal 4:	Approval of the adoption of the Fifth Amended and Restated Certificate of Incorporation to, among other things, eliminate the classification of the Board of Directors.

For	119,162,613
Against	48,852
Abstained	53,704
Broker Non-Votes	8,997,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and Chief Legal Officer

Date: July 31, 2020